Exhibit 10.3

                       EMPLOYMENT CONTRACT

     THIS AGREEMENT, entered into as of the 1st day of August, 1995, by and between GREATER POTTSVILLE FEDERAL SAVINGS AND LOAN ASSOCIATION (the "Association"), a federally-chartered savings and loan association, and JUDITH I. HOFFMAN (the "Executive").

                           BACKGROUND:

     A. The Association desires to retain the services of Executive on the terms and conditions set forth herein and, for purpose of effecting the same, the Board of Directors of the Association has approved this Employment Agreement and authorized its execution and delivery on the Association's behalf to the Executive.

     B. The services of the Executive, her experience in and knowledge of the thrift industry, and her reputation and contacts in the industry are extremely valuable to the Association.

     C. The Association wishes to attract and retain such well-qualified executives and it is in the best interests of the Association and of the Executive to secure the services of the Executive notwithstanding any change in control of the Association.

     D. The Association considers the establishment and maintenance of a sound and vital management to be part of its overall corporate strategy and to be essential to protecting and enhancing the best interests of the Association and its stockholders.

     NOW, THEREFORE, to assure the Association of the Executive's dedication, the availability of her advice and counsel to the Board of Directors of the Association and the availability of her management skills to the Association, and to induce the Executive to accept employment with the Association and for other good and valuable consideration, the receipt and adequacy whereof each party hereby acknowledges, the Association and the Executive hereby agree as follows:

                            ARTICLE I

     1. EMPLOYMENT: The Association agrees to, and does hereby, employ Executive as Executive Vice President and Chief
Executive Officer of the Association, and Executive agrees to, and does hereby, accept such employment, for the period set forth in Section 2.

     2. TERM: This Agreement shall be for a three (3) year period commencing on August 1, 1995 and ending on July 31, 1998; provided, however, that this Agreement shall be automatically renewed on August 1, 1996 for the three (3) year period <PAGE 1> commencing August 1, 1996 and ending July 31, 1999 unless either party shall give written notice of nonrenewal to the other party on or before May 31, 1996 in which case this Agreement shall continue in effect through July 31, 1998; and further provided that if this Agreement is renewed on August 1, 1996 it shall be automatically renewed on August 1 of each subsequent year (the "Annual Renewal Date") for a period ending three (3) years from each Annual Renewal Date unless either party shall give written notice of nonrenewal to the other party at least sixty (60) days prior to an Annual Renewal Date, in which case this Agreement shall continue in effect for a term ending two (2) years from the Annual Renewal Date immediately following such notice.

     3. EXECUTIVE DUTIES AND OBLIGATIONS: (a) Executive agrees that, during the term of her employment under this Agreement and in her capacity as Executive Vice President and Chief Executive Officer, she will devote her full business time and energy to the business, affairs and interests of the Association and serve it diligently and to the best of her ability. The services and duties to be performed by the Executive during her active service employment shall be those appropriate to the Executive Vice President and Chief Executive Officer of the Association as currently in effect as of the date of this Agreement.

     (b) Executive agrees that during the term of her employment hereunder, except with the express consent of the Board of Directors of the Association, she will not, directly or indirectly, engage or participate in, become a director of or render advisory or other services for any firm, corporation, business entity or business enterprise directly competitive with or to any business of the Association; provided, however, that Executive shall not thereby be precluded or prohibited from owning passive investments so long as such ownership does not require her to devote substantial time to the management or control of the business or activities in which she has invested. Notwithstanding anything to the contrary contained in the Agreement, during the term of this Agreement Executive shall have no employment contract or other written or oral agreement with any entity or person other than Association concerning employment as an officer. Nothing contained in this Agreement shall in any way restrict the right of Executive to serve as a director, officer, trustee or in any similar capacity with respect to any charitable or non-profit organization, any fraternal organization or any church or religious organization, or as a trustee or fiduciary with respect to any trust, will or estate.

     (c) Executive agrees and acknowledges that by virtue of her employment hereunder she will maintain an intimate knowledge of the activities and affairs of the Association including trade secrets, customer lists, stockholders lists, and other confidential matters. As a result, and also because of the special, unique, and extraordinary services that Executive is capable of performing for the Association or one of its competitors, Executive recognizes that the services to be
<PAGE 2> rendered by her hereunder are of a character giving them a peculiar value, the loss of which cannot be adequately or reasonably compensated for by damages. Executive therefore agrees that if she fails to render to the Association the services required hereunder, or if during the term of employment Executive renders services to a competitor of the Association other than as authorized herein, the Association shall be entitled to immediate injunctive or other equitable relief to restrain Executive from failing to render her services hereunder, or from rendering her services to others, in addition to any other remedies to which the Association may be entitled under law.

     (d) Executive shall not directly or indirectly disclose or use at any time, either during or subsequent to her employment hereunder, any secret or confidential information, knowledge, or data of Association whether or not obtained, acquired or developed by Executive unless she shall first secure the written consent of the Association. Upon termination of her employment, Executive shall turn over to the Association all notes, memoranda, notebooks, drawings or other documents made by, compiled by, or delivered to her concerning any customers, accounts, loans, systems, or any other matter, used, developed or investigated by the Association during the period of her employment; it being agreed that the same and all information contained therein are at all times property of the Association. Executive, at any time during or after the termination of the Executive's employment, never shall have or claim any right, title, or interest in any trademark, trade name or character names belonging to or used by the Association, and never shall have or claim any right, title, or interest in any material or matter of any sort prepared for or used in connection with advertising, broadcasting, or promotion of the business of the Association, whether produced, prepared, published or broadcasted in whole or in part by the Association, it being the intention of this Agreement that the Executive shall, and hereby does, recognize that the Association now has and shall hereafter have and retain the exclusive rights in any and all such trademarks, trade names, character names, material and matter referred to herein.

     4. COMPENSATION: The Association agrees to pay Executive, and Executive agrees to accept, as compensation for all services rendered by her to the Association, compensation at the annual rate of Fifty-Two Thousand Five Hundred Dollars ($52,500) which shall be payable in conformity with Association's policy relating to salaried employees. Such salary shall be increased in the sole and absolute discretion of the Association's Board of Directors or Committees thereof duly authorized by the Board to so act.

     5. PARTICIPATION IN BENEFIT PLANS, REIMBURSEMENT OF BUSINESS EXPENSES AND MOVING EXPENSES: (a) During the term of employment under this Agreement, Executive shall be entitled to participate in any pension, group insurance, hospitalization,
<PAGE 3> deferred compensation or other benefit or incentive plans of the Association presently in effect or hereafter adopted by the Association and generally available to all employees of senior executive status, and, additionally, Executive shall be entitled to have the use of the Association's facilities and executive benefits as are customarily made available by the Association to its executive officers.

     (b) During the term of this Agreement, to the extent that such expenditures meet the requirements of the Internal Revenue Code of 1986, as amended, for deductibility by the Association for federal income tax purposes and are substantiated by the Executive as required by the Internal Revenue Service and policies of the Association, the Association shall reimburse the Executive promptly for all expenditures, transportation expenses, travel, entertainment, parking, business meetings, and the monthly costs, including dues, of maintaining memberships at appropriate clubs, made in accordance with rules and policies established from time to time by the Board of Directors of the Association in pursuance and furtherance of the Association's business and goodwill.

     (c) During the term of this Agreement, Executive shall be entitled to annual vacation leave no less favorable than that received by any other employee of the Association.

     6. ILLNESS: In the event Executive is unable to perform her duties under this Agreement on a full-time basis for a period of three (3) consecutive months by reason of illness or other physical or mental disability, and at or before the end of such period she does not return to work on a full-time basis, the Association may terminate this Agreement without further or additional compensation payment being due the Executive from the Association pursuant to this Agreement, except (i) in the case of the termination of this Agreement by the Association under this
Section 6 after a Notice of Termination (as defined in Section 9(a)) is delivered by the Executive, the Executive shall nevertheless be absolutely entitled to receive, in addition to benefits payable in accordance with the Association's insurance programs then in effect, all of the compensation and benefits provided for in, and for the term set forth in, Section 10; and
(ii) benefits accrued through the date of such termination under employee benefit plans of the Association. The benefits described in clause (ii) shall be for and shall include the greater of (a) the long-term disability, other insurance and other benefits in effect for the employees of the Association as of the date of this Agreement or (b) the long-term disability, other insurance and other benefits then regularly provided by the Association to disabled employees, as well as any other insurance benefits so provided.

     7. DEATH: In the event of the Executive's death during the term of this Agreement, her estate, legal representatives or named beneficiaries (as directed by Executive in writing) shall receive compensation in accordance with the Association's
<PAGE 4> established Life Insurance Program, which currently is equal to an amount of three (3) times the annual salary with a maximum benefit of Six Hundred Thousand Dollars ($600,000); provided, however, that if the Executive dies after a Notice of Termination (as defined in Section 9(a)) has been delivered by the Executive, and any amounts would be payable to the Executive under this Agreement if she had continued to live, all amounts shall be paid in accordance with the terms of this Agreement to the Executive's devisee, legatee, or other designee, or if there is no such designee, to the Executive's estate.

     8. TERMINATION BY ASSOCIATION FOR CAUSE: Notwithstanding the provisions of Section 2 of this Agreement, the Board of Directors of the Association may, in its sole discretion, terminate the Executive's employment for Cause. For the purposes of this Agreement, (a) prior to a Change in Control (as defined in Section 9(b) of this Agreement), the Association shall have "Cause" to terminate the Executive's employment hereunder because of the Executive's personal dishonesty, incompetency, willful misconduct, breach of fiduciary duty involving personal profit, willful failure to perform stated duties, willful violation of any law, rule, regulation (other than traffic violations or similar offenses) or a final cease and desist order issued by the Office of Thrift Supervision ("OTS") or material breach of any provision of this Agreement, and (b) following a Change in Control, as defined in Section 9(b) of this Agreement, and subject to any applicable regulations of the Office of Thrift Supervision or any other regulatory body having jurisdiction, the Association shall have "Cause" to terminate the Executive's employment hereunder only because of (i) the Executive's conviction for commission of, or plea of guilty or nolo contendere to, a felony or the actual incarceration of the Executive for a period of forty-five (45) consecutive days, or
(ii) the issuance by any federal banking authority of an order directing that the Executive's employment with the Association be terminated or that the Executive be relieved of the duties being performed by the Executive for the Association. For the purposes of the paragraph, no act, or failure to act, on the Executive's part shall be considered "willful" unless done, or omitted to be done, by her not in good faith and without reasonable belief that her action or omission was in the best interest of the Association; provided that any act or omission on the Executive's behalf in reliance upon an opinion of counsel to the Association or counsel to the Executive shall not be deemed to be willful.
In addition, no action or omission by the Executive which was believed to be in the best interest of the Association, and no error in judgment, shall be considered "cause" or "incompetency" for purposes of this paragraph. Notwithstanding the foregoing, the Executive shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to her a copy of a certification by a two-thirds majority of the members of the Board of Directors of the Association finding that, in the good faith opinion of such two-thirds majority, the Executive was guilty of conduct which is deemed to be of Cause within the meaning of the first sentence of this paragraph and specifying
<PAGE 5> the particulars thereof in detail, after reasonable notice to the Executive and an opportunity for her, together with her counsel, to be heard before such two-thirds majority.

     9.   TERMINATION FOLLOWING CHANGE IN CONTROL.

          (a) If a Change in Control (as defined in Section 9(b) of this Agreement) shall occur and if thereafter, at any time during the term of this Agreement, there shall be:

               (i)  any involuntary termination of the Executive
(other than as set forth in Sections 6, 7 or 8 of this Agreement);

               (ii) any reduction in the Executive's title, responsibilities (including reporting responsibilities), or authority, including such title, responsibilities or authority as may be increased from time to time during the term of this Agreement;

               (iii) the assignment to the Executive of duties inconsistent with the Executive's office on the date of a Change in Control or as the same may be increased from time to time after a Change in Control;

               (iv) any reassignment of the Executive to a location greater than fifteen (15) miles from 21 South Centre
Street, Pottsville, Pennsylvania;

               (v) any reduction in the Executive's annual base salary in effect on the date of a Change in Control or as the same may be increased from time to time after a Change in Control;

               (vi) any failure to continue the Executive's participation, on substantially similar terms, in any incentive compensation or bonus plans of the Association in which the Executive participated at the time of the Change in Control or any change or amendment to any of the substantive provisions of any of such plans which would materially decrease the potential benefits to the Executive under any of such plans;

               (vii) any failure to provide the Executive with benefits at least as favorable as those enjoyed by the Executive under any of the Association's pension, life insurance, medical, health and accident, disability or other employee plans in which the Executive participated at the time of the Change in Control, or the taking of any action that would materially reduce any of such benefits in effect at the time of the Change in Control, unless such reduction relates to a reduction in benefits applicable to all employees generally;

               (viii) any requirement that the Executive travel in performance of her duties on behalf of the Association for a significantly greater period of time during any year than was
<PAGE 6> required of the Executive during the year preceding the year in which the Change in Control occurred;

               (ix) any sustained pattern of interruption or disruption of the Executive for matters substantially unrelated to the Executive's discharge of her duties on behalf of the Association; or

               (x) any breach of this Agreement of any nature whatsoever on the part of the Association;

Then, at the option of the Executive, exercisable by the Executive within ninety (90) days of the occurrence of each and every of the foregoing events, the Executive may resign from employment with the Association (or, if involuntarily terminated, give notice of intention to collect benefits under this Agreement) by delivering a notice in writing (the "Notice of Termination") to the Association and the provisions of Section 10 of this Agreement shall apply.

          (b) As used in this Agreement, "Change in Control" shall mean the occurrence of any of the following:

               (i) any "person" or "group" (as those terms are defined or used in Section 13(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), as enacted and in force on the date hereof) is or becomes the "beneficial owner" (as that term is defined in Rule 13d-3 under the Exchange Act, as enacted and in force on the date hereof) of securities of the Association representing 24.99% or more of the combined voting power of the Association's securities then outstanding;

               (ii) there occurs a merger, consolidation, or other reorganization involving the Association and another entity or a sale, exchange, transfer, or other disposition of substantially all of the stock or assets of the Association to another entity or other person, or a purchase by the Association of substantially all of the stock or assets of another entity, unless (A) such merger, consolidation, reorganization, sale, exchange, transfer, disposition or purchase is approved in advance by eighty percent (80%) or more of the members of the Association's Board of Directors who are not interested in the transaction, and (B) stockholders who held at least a majority of the voting power of the Association's securities outstanding immediately prior to consummation of any such transaction hold at least a majority of the voting power of the outstanding securities of the legal entity resulting from or existing after any such transaction, and (C) a majority of the members of the Board of Directors of the legal entity resulting from or existing after any such transaction are former members of the Board of Directors of the Association;

               (iii)     there occurs a contested proxy
solicitation of the Association's stockholders which results in the contesting party obtaining the ability to elect twenty-five
<PAGE 7> percent (25%) or more of the members of the Board of
Directors standing for election at any meeting of the Association's stockholders;

               (iv) at any meeting of the Association's stockholders at which directors are elected, less than fifty-one percent (51%) of the directors elected at such meeting were nominated by the members of the Board of Directors in office at the time of such meeting; or

               (v)  there occurs a change in control of the
Association of a nature that would be required to be reported in response to Item 5(e) of Schedule 14A of Regulation 14A under the Exchange Act, as enacted and in force on the date hereof, whether or not the Association is then subject to such reporting requirement.

     10. RIGHTS IN EVENT OF TERMINATION FOLLOWING CHANGE IN CONTROL. (a) In the event that the Executive delivers a Notice of Termination to the Association, the Executive shall be absolutely entitled to receive the compensation and benefits set forth below for a period of three (3) years from the date of the Notice of Termination, as follows:

               (i)  the Executive shall continue to receive
payments of annual base salary at the highest amount in effect during the three (3) calendar years preceding the year in which the Notice of Termination is delivered, payable in the same manner as salaries paid to other executive employees of the Association.

               (ii) the Executive shall receive, no later than the fifth (5th) calendar day of each month, an amount equal to one-twelfth (1/12) of the highest annual incentive bonus received by the Executive from the Association since the beginning of her employment, or if the Association has in effect an annual executive incentive plan, an amount equal to one-twelfth (1/12) of the annual dollar amount the Executive would have received under the incentive plan, based on the Executive's highest annual base salary in effect during, and based on the highest percentage award of annual base salary received by the Executive under such Plan during, the three (3) calendar years preceding the year in which the Notice of Termination is delivered;

               (iii) the Executive shall receive, no later than the fifth (5th) calendar day of each month, an amount equal to one-twelfth (1/12) of the amount of the highest contribution made by the Association on behalf of the Executive to each employee benefit plan in effect (other than the plans referred to in paragraph 10(a)(iv) below) during the three (3) calendar years preceding the year in which the Notice of Termination is delivered;

               (iv) the Executive shall be entitled to continue to participate in the employee retirement plan of the <PAGE 8> Association, or any supplemental executive retirement plan or other plan in effect during the term of this Agreement designed to supplement payments made under such employee retirement plan, as if the Executive's employment had not terminated; and

               (v) the Association shall provide the Executive with life, disability, and medical insurance benefits at levels equivalent to the highest levels in effect for the Executive during the three (3) calendar years preceding the year in which the Notice of Termination is delivered.

          (b) In the event that the Executive is ineligible to continue participation in the employee retirement plan of the Association, or any supplemental executive retirement plan or other plan in effect during the term of this Agreement designed to supplement payments made under the employee retirement plan, or in any of the life, disability, or medical insurance plans or programs providing the benefits described in Section 10 (a)(v) of this Agreement, the Association shall, in lieu of such participation, pay the Executive a dollar amount equal to the dollar amount of the benefits forfeited by the Executive as a result of such ineligibility in the case of the retirement plan or other plan, or a dollar amount equal to the cost to the Executive to obtain such benefits in the case of any life, disability, or medical insurance plans or programs.

          (c) The Association shall pay to the Executive all legal fees and expenses incurred by the Executive as a result of the Executive's delivery of a Notice of Termination (including all such fees and expenses, if any, incurred in contesting or disputing any termination of employment or in seeking to obtain or enforce any right or benefit provided by this Agreement).

          (d) The Executive shall not be required to mitigate the amount of any payment provided for in this Section 10 by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for in this Section 10 be reduced by any compensation earned by the Executive as a result of employment by another employer or by reason of the Executive's receipt of or right to receive any retirement or other benefits after the date of termination of employment or otherwise; provided, however, that the payments provided for in this Section 10 shall be reduced by the amount actually received by the Executive under any severance policy of the Association then in effect.

          (e) Upon written request of the Executive, the Association's obligation to make payments under this Section 10 shall be secured in total (i) by a stand-by letter of credit obtained by the Association from a recognized financial institution the long-term obligations of which are rated, on the date of such request, investment grade or better by Standard & Poor's Corporation or Moody's Investors Service, Inc. or (ii) by such other reasonable security as the Executive shall approve.
  <PAGE 9>
          (f) The Executive's right to receive payments under this Agreement shall not decrease the amount of , or otherwise adversely affect, any benefits payable to the Executive under any plan, agreement, or arrangement relating to employee benefits provided by the Association.

          (g) It is the intention of the parties that the severance payments under Section 10(a) of this Agreement shall not constitute "excess parachute payments" within the meaning of
Section 280G of the Internal Revenue Code of 1986, as amended, and any regulations thereunder. If the independent accountants acting as auditors for the Association immediately prior to a Change in Control determine that the severance payments under this Agreement constitute "excess parachute payments," the payments may be reduced to the maximum amount which may be paid without the payments being "excess parachute payments." The determination shall take into account (i) whether the payments are "parachute payments" under Section 280G and, if so, (ii) the amount of payments under this Agreement that constitutes
reasonable compensation under Section 280G.    Nothing contained
in this Agreement shall prevent the Association after a Change in Control from agreeing to pay the Executive compensation or benefits in excess of those provided in this Agreement.

     11. RESIGNATION: In the event that Executive resigns from or otherwise voluntarily terminates her employment with the Association at any time, except in the case of a termination of employment in which a Notice of Termination is delivered by the Executive, or if the Association terminates the Executive's employment for Cause in accordance with Section 8 of this Agreement, this Agreement shall terminate upon the date of such resignation or other termination of employment and thereupon the Association shall have no obligation to make any further payments under this Agreement, provided that the Executive shall be entitled to receive any vested benefits, insured or otherwise, that she would otherwise be eligible to receive under any benefit plans of the Association.

                           ARTICLE II

     12. NOTICES: For the purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

     If to the Executive:

          Judith I. Hoffman
          122 North 18th Street
          Pottsville, Pennsylvania 17901

     If to the Association:
       <PAGE 10>
          Board of Directors
          Greater Pottsville Federal Savings
          and Loan Association
          21 South Centre Street
          Pottsville, Pennsylvania 17901

or at such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

     13. MODIFICATION-WAIVERS-APPLICABLE LAW: No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing, signed by the Executive and on behalf of the Association by such officer as may be specifically designated by the Board of Directors of the Association. No waiver by either party hereto at any time of any breach by the other party hereto of, or in compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the Commonwealth of Pennsylvania.

     14. INVALIDITY-ENFORCEABILITY: The invalidity or unenforceability of any provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect. Any provision in this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating or affecting the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     15. SUCCESSOR RIGHTS: This Agreement shall insure to the benefit of and be enforceable by the Executive's personal or legal representatives, devisees and legatees. If Executive should die while any amounts would still be payable to her under this Agreement, all such amounts, unless otherwise provided herein shall be paid in accordance with the terms of this Agreement to her devisee, legatee or other designee or, if there is no such designee, to her estate.

     16. HEADINGS: Descriptive headings contained in this Agreement are for convenience only and shall not control or affect the meaning or construction of any provision hereof.

     17. ARBITRATION: Any dispute, controversy or claim arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted before a panel of three
<PAGE 11> arbitrators, in Pottsville, Pennsylvania in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction.

                           ARTICLE III

     18. REGULATORY AND OTHER PROCEEDINGS: The provisions of this paragraph 18 shall control as to continuing rights and obligations under this Agreement, notwithstanding any other provision of this Agreement, for as long as they are required to be included in employment contracts between an institution insured by the FDIC and its officers and as long as the Association is such an insured institution.

          (a) If the Executive is suspended and/or temporarily prohibited from participating in the conduct of the Association's affairs by a notice served under Section 8(e) (3) or (g) (1) of the Federal Deposit Insurance Act (12 U.S.C. 1818(e) (3) and (g)
(1)), the Association's obligations under this Agreement shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Association may in its discretion pay the Executive all of the compensation withheld while its obligations hereunder were suspended and reinstate its obligations which were suspended.

          (b) If the Executive is removed and/or permanently prohibited from participating in the conduct of the Association's affairs by an order issued under Section 8(e) (4) or (g) (1) of the Federal Deposit Insurance Act (12 U.S.C. 1818 (e) (4) or (g)
(1)), all obligations of the Association under this Agreement shall terminate as of the effective date of the order, provided that vested rights of the contracting parties shall not be affected.

          (c) If the Association becomes in default (as defined in Section 3(x) (1) of the Federal Deposit Insurance Act), all obligations under this Agreement shall terminate as of the date of default, provided that this paragraph 16 (iii) shall not affect any vested rights of the contracting parties.

          (d) All obligations under this Agreement shall be terminated, except to the extent determined that continuation thereof is necessary for the continued operation of the Association, by the Director of the Office of Thrift Supervision ("OTS") or his or her designee, at the time the Director of the OTS or the Resolution Trust Corporation enters into an agreement to provide assistance to or on behalf of the Association under the authority contained in Section 13 (c) of the Federal Deposit Insurance Act, or by the Director of the OTS or his or her designee at the time the Director of the OTS or his or her designee, approves a supervisory merger to resolve problems related to operation of the Association or when the Association is determined by the Director of the OTS to be in an unsafe or
<PAGE 12> unsound condition, provided that any rights of the parties that have already vested shall not be affected by such action.

          (e) The Association's Board of Directors may terminate the Executive's employment at any time, provided that any termination by the Association's Board of Directors, other than termination for Cause, shall not prejudice the Executive's right to compensation under this Agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first above written.

WITNESS:

/s/ Carolyn A. Domlesky            /s/ Judith I. Hoffman
                                        Judith I. Hoffman

ATTEST:                            GREATER POTTSVILLE FEDERAL
                                   SAVINGS AND LOAN ASSOCIATION

/s/ Anne Lipsky                    BY /s/ Robert W. Pugh, Jr.
                                   Robert W. Pugh, Jr.
                                   President  <PAGE 13>